Exhibit C
                                   ---------

                                     LEASE
                                     -----

                          dated as of January 1, 2000

                                    between

                     GENROCO, INC., A WISCONSIN CORPORATION
                                  as Landlord

                                      and

                 VIDEOPROPULSION, INC., A WISCONSIN CORPORATION
                                   as Tenant

                                  BASIC TERMS
                                  -----------

LANDLORD:      GENROCO, Inc.
--------       255 Info Highway
               Slinger, WI 53086

TENANT:        VideoPropulsion, Inc.
------         251 Info Highway
               Slinger, WI 53086

TERM:          The  term of  this Lease  (the "Term") shall  be two  (2)  years,
----           commencing January 1, 2000 ("Commencement Date") and  terminating at 11:59 p.m. on December 31, 2001, unless terminated earlier in accordance with the terms of this Lease.

RENTAL:        Thirty-Thousand  Dollars  ($30,000) per  year, payable in monthly
------         installments of Two Thousand Five Hundred Dollars ($2,500) as set
               forth in Paragraph 2.

PREMISES:      The Premises consist of approximately 2,200 square feet, as shown
--------       on the diagram attached as Exhibit A, within the building located
                                          ---------
               at 281 Enders Court, Slinger, Wisconsin (the "Building"; the property on which the Building is situated is referred to as the "Property").

     1.   Lease of Premises.  Landlord hereby leases to Tenant and Tenant hereby
          -----------------
leases from Landlord the Premises for the Term and at the Rental set forth above and upon the other provisions contained herein.

     2.   Rental Payments.  Tenant covenants and agrees to pay to Landlord the
          ---------------
Rental as set forth herein in advance on the first day of each month during the Term, payable without demand and without offset or deduction, at the place designated for notices as hereinafter provided, or at such other place as Landlord may from time to time designate in writing.

     3.   Early Termination.  The Term of this Lease may be terminated at any
          -----------------
time upon three (3) months written notice by either party.

     4.   Compliance With Law.  Tenant shall obey, observe and promptly comply
          -------------------
with all regulations, ordinances and laws which shall be applicable, now or at any time during the Term, to the Premises or to Tenant's activities on the Premises or adjacent property owned by Landlord, and shall promptly comply with all orders and directives of the Board of Fire Underwriters and of any governmental authority having jurisdiction of the Premises.

     5.   Use.  Tenant may use the Premises only as a sales and engineering lab
          ---
facility.

     6.   Utilities and Taxes.  The Landlord shall obtain and pay for
          -------------------
electricity and janitorial services for the Premises. Tenant shall arrange and pay for its telephone services. Landlord shall provide heat and water/sewer service to the Premises. Landlord shall pay any and all real estate taxes and assessments on the Property and the Building during the Term. Tenant shall promptly pay any and all personal property taxes on Tenant's property on the Premises.

     7.   Maintenance and Repair.  Tenant has inspected the Premises and accepts
          ----------------------
the same "AS IS" in their current condition without any express or implied warranties by Landlord. Tenant shall maintain the Premises in good order and repair and in a safe, clean and sanitary condition. Tenant may not make any alterations to the Premises without Landlord's prior written consent; provided, however, that Tenant may make minor redecorations of the Premises at Tenant's own expense. Landlord shall maintain the roof and exterior walls of the Building.

     8.   Insurance; Waiver of Liability.
          ------------------------------

          (a) Tenant shall keep in effect, at its sole expense, a comprehensive general liability policy or policies satisfactory to Landlord covering the Premises and Tenant's activities in the Building and on the Property, and providing coverage for bodily injury, death and property damage with a combined single limit of at least One Million Dollars ($1,000,000)(or such increased limit as Landlord shall reasonably request). Tenant shall also be responsible for insuring its personal property and trade fixtures located on the Premises. Tenant shall have Landlord named as an additional insured on Tenant's liability insurance, which insurance shall be in form and substance acceptable to Landlord. Upon request, Tenant shall provide Landlord with a copy of Tenant's liability insurance policy.

          (b) Anything in this Lease to the contrary notwithstanding, Landlord shall not be liable to Tenant or anyone claiming under Tenant for any loss or damage to property or injury to or death of persons occurring on or about the Premises, or in any manner growing out of or in connection with Tenant's use and occupancy of the Premises, regardless of the cause. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties.

          (c)  Tenant  agrees  to  protect   and  save  Landlord  harmless   and
indemnified against and from any loss, damage, expense, liability, demand and cause of action, and any reasonable expenses (including attorneys' fees) arising out of (i) any violation of any laws or ordinances, whether occasioned by Tenant or those holding under Tenant, (ii) any failure of Tenant in any respect to comply with and perform all of the requirements and provisions of this Lease, or
(iii) any injury or death of persons or damage to any property, including without limitation the person and property of Tenant, its agents, employees and invitees, occurring on or about the Premises, Building or Property and in any manner directly or indirectly growing out of the use and occupancy of the Premises.

          (d) Landlord shall insure the Building against property damage in a reasonable manner, and Tenant agrees to reimburse Landlord for Tenant's Pro-Rata Share of the cost of such insurance.

     9.   Trade Fixtures.  Tenant may install its trade fixtures ("Trade
          --------------
Fixtures") in the Premises. The Trade Fixtures may be affixed to the Premises and Tenant may remove the same at will, and shall remove the same at the termination of this Lease if so requested by Landlord. All damage to the Premises as a result of any affixation or removal hereunder shall be promptly repaired by and at the sole cost and expense of Tenant. Any Trade Fixtures not removed as herein permitted or required shall, at the option of Landlord, be deemed abandoned by Tenant, to be disposed of by Landlord in accordance with this Lease.

     10.  Entry for Inspection.  Landlord and its representatives shall have the
          --------------------
right to enter upon the Premises for the purposes of examining and inspecting the same, showing the Premises to prospective purchasers, or, within the last six (6) months of the Term, showing the Premises to prospective tenants; said inspection, however, shall not unreasonably interfere with the business of Tenant. This paragraph shall not be construed as imposing any obligation upon Landlord to inspect the Premises. Tenant shall permit "For Sale" and "For Rent" signs to be placed upon the Premises at any time during the last sixty (60) days of the Term.

     11.  Damage by Fire or Other Casualty.  In the event of damage to the
          --------------------------------
Premises or the Building which is so extensive that Landlord decides not to repair or rebuild the same, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notice given within thirty
(30) days after the date of such damage, the Rental shall be adjusted to the date of such damage, and Tenant shall thereupon promptly vacate the Premises. If Landlord does decide to repair or rebuild the Premises, this Lease shall continue, except that Rental shall abate to the extent the Premises are unusable by Tenant during the time of such repair or rebuilding.

     12.  Assignment and Subletting.  Tenant shall not assign this Lease,
          -------------------------
whether voluntarily or by operation of law, nor sublet or license the use of any portion of the Premises without the prior written consent of Landlord, which will not be unreasonably withheld. Tenant acknowledges that it shall not be unreasonable for Landlord to withhold its consent to an assignment or sublease where the proposed subtenant's or assignee's use of the Premises is inconsistent with the uses of the other tenants in the Building or will detract from the use or enjoyment by other tenants of their leased premises.

     13.  Defaults and Remedies.
          ---------------------

          (a) The occurrence of any one or more of the following shall constitute a default by Tenant:

               (1) Failure by Tenant to pay Rental or to make any other payment required to be made by Tenant hereunder when due, which failure continues for thirty (30) days; or

               (2) Failure by Tenant to perform any other of its covenants under this Lease which continues for thirty (30) days after the obligation to perform such covenant arises.

          (b) In the event of any default by Tenant hereunder, Tenant hereby authorizes and empowers Landlord to:

               (1) Cancel and terminate this Lease and immediately reenter and take possession of the Premises without the requirement of any previous notice of intention to reenter, and remove all persons and their property therefrom using such force and assistance in effecting and protecting such removal as Landlord may deem reasonably necessary to recover full and exclusive possession of the Premises; or

               (2) Reenter and take possession of the Premises in the manner provided in subparagraph (1) above without such reentry constituting a cancellation or termination of this Lease or a forfeiture of any rental or other monies to be paid hereunder or of the covenants, agreements and conditions to be kept and performed by Tenant for and during the remainder of the Term hereof.

          (c) Nothing contained in this paragraph shall exclude any other right or remedy allowed by law or equity to Landlord, nor shall the invalidity or unenforceability of any one right or remedy affect or impair the validity or enforceability of any other right or remedy.

     14.  Abandonment of Tenant's Property.  If Tenant fails to remove any
          --------------------------------
property belonging to it within five (5) days after the termination of this Lease, the same shall be deemed abandoned by Tenant and shall, at Landlord's option, become the property of Landlord, or may be removed from the Premises and stored or disposed of by Landlord at the expense of Tenant.

     15.  Enforcement Costs.  In the event of any action or proceeding between
          -----------------
Landlord and Tenant to enforce the provisions of this Lease, the prevailing party shall be entitled to an award of all reasonable costs, reasonable attorneys' fees and reasonable expenses incurred by it in such action or proceeding.

     16.  Surrender at Termination.  At the termination of this Lease, Tenant
          ------------------------
shall quietly and peaceably surrender possession of the Premises (and any improvements located thereon) to Landlord, in good order, condition and repair and broom-clean and free of any and all claims, including, but not limited to, claims by Tenant or any party holding under Tenant.

     17.  Landlord's Right to Cure; Interest.  In the event of a default by
          ----------------------------------
Tenant, Landlord, at its option, may perform any obligation of Tenant under this Lease. Tenant shall pay to Landlord the cost of performing such obligation within five (5) days of receipt of a statement therefor. Any amounts so owing, all Rental and any other payments to be made hereunder by Tenant to Landlord shall bear interest to be paid by Tenant from and after the due date thereof to the date of payment at the rate of one and one-half percent (1.5%) per month.

     18.  Notices.  Any notice required or permitted under this Lease may be
          -------
personally served or given and shall be deemed sufficiently given or served if personally served or sent by registered or certified mail, with postage prepaid thereon, to the respective addresses set forth above. Either party may by like notice at any time, and from time to time, designate a different address to which notices shall be sent. Notices given in accordance with these provisions shall be deemed received when mailed.

     19.  Landlord Liability.  Landlord's liability hereunder is limited to
          ------------------
Landlord's interest in the Premises.

     20.  Accord and Satisfaction.  No payment by Tenant or receipt by Landlord
          -----------------------
of a lesser amount than the full Rental due or the full amount of any other payments to be made by the Tenant hereunder shall be deemed to be other than on account of the earliest stipulated unpaid installment thereof, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover an amount due hereunder or pursue any other remedy provided in this Lease.

     21.  Miscellaneous.   If any provision, clause or part of this Lease, or
          -------------
the application thereof under certain circumstances, is held invalid, the remainder of this Lease, or the application of such provision, clause or part under other circumstances, shall not be affected thereby. No term or provision of this Lease may be changed, waived, supplemented or discharged orally, except by an instrument in writing signed by the party sought to be charged thereby. All terms of this Lease shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The failure of either party hereto in one or more instances to insist upon the performance of any term or condition of this Lease, or to exercise any rights or privilege by this Lease conferred, or the waiver of any breach of the terms or conditions of this Lease, shall not be construed as thereafter waiving any such term, condition, right or privilege, but the same shall continue to remain in full force and effect the same as if no forbearance or waiver had occurred. This Lease shall be governed by the law of the State of Wisconsin.

     IN WITNESS WHEREOF, this Lease has been executed as of the day and year first above written.

                                   LANDLORD:
                                   --------

                                   GENROCO, INC.

                                   By:---------------------------
                                   Name:  Keith Brue
                                   Title:   Executive Vice  President and  Chief
                                   Financial Officer

                                   TENANT:
                                   ------

                                   VIDEOPROPULSION, INC.

                                   By:---------------------------
                                   Name:  Chris Good
                                   Title:   Executive Vice  President and  Chief
                                   Technical Officer

                                   EXHIBIT A
                                   ---------

                          Description of the Premises
                          ---------------------------

See the attached diagram, hand-marked to show the Premises, which are located within the Building.

The legal description of the Property on which the Building is situated is as follows:

     Lot Seven (7) of Certified Survey Map No. 3994, recorded in the Washington County Registry on December 4, 1992 in Volume 25 of Certified Survey Maps, pages 277-279 as Document No. 619618, being a redivision of Lot 6 of Certified Survey Map No. 3885 recorded in
     Volume 24 of Certified Survey Maps, pages 306-308 and Lot 3 of Certified Survey Map No. 3713, recorded in Volume 23 of Certified Survey Maps, pages 156-158, and being a part of the NE 1/4 and NW 1/4 of the NW 1/4 of Section 20, T 10 N, R 19 E, Village of Slinger, Washington County, Wisconsin.

FOR INFORMATIONAL PURPOSES ONLY
Tax Key No. V5-0650-00G